Exhibit 8 (h)

                                                             [LOGO] State Street

                       STATE STREET BANK AND TRUST COMPANY

                             CUSTODIAN FEE SCHEDULE

                            SCUDDER COMPLEX OF FUNDS
                            (As listed in Schedule A)
--------------------------------------------------------------------------------

ADMINISTRATION

CUSTODY SERVICE

Maintain custody of fund assets. Settle portfolio purchases and sales. Report buy and sell fails. Determine and collect portfolio income. Make cash disbursements and report cash transactions in local and base currency. Withhold foreign taxes. File foreign tax reclaims. Monitor corporate actions. Report portfolio positions.

A.    DOMESTIC ASSETS

      First $10 Billion       .60 Basis Points
      Second $10 Billion      .55 Basis Points
      Third $10 Billion       .50 Basis Points
      Fourth $10 Billion      .40 Basis Points
      Over $40 Billion        .30 Basis Points

      A minimum charge of $6,000 annually will be applied to new funds which do not reach $ 100mm within one year from inception. This minimum charge would begin in the 13th month.

B.    GLOBAL ASSETS

Country Grouping

Group A    Group B  Group C      Group D     Group E   Group F      Group G
-------    -------  -------      -------     -------   -------      -------
Euroclear  Austria  Australia    Denmark     Portugal  Indonesia    Argentina
Japan      Canada   Belgium      Finland     Spain     Malaysia     Bangladesh
           Germany  Hong Kong    France                Philippines  Brazil
                    Netherlands  Ireland               South Korea  Chile
                    New Zealand  Italy                 Sri Lanka    China
                    Singapore    Luxembourg            Sweden       Columbia
                    Switzerland  Mexico                Taiwan       Cypress
                                 Norway                             Greece
                                 Thailand                           Hungary
                                 U.K.                               India
                                                                    Israel
                                                                    Pakistan
                                                                    Peru
                                                                    Turkey
                                                                    Uruguay
                                                                    Venezuela

Holding Charges in Basis Points (Annual Fee)

Group A    Group B   Group C    Group D    Group E      Group F     Group G
---------------------------------------------------------------------------
  3.5        5.0       6.0        8.0       20.0         25.0        40.0
---------------------------------------------------------------------------

                                                             [LOGO] State Street

II.   PORTFOLIO TRADES - FOR EACH LINE ITEM PROCESSED

      State Street Bank Repos                         $7.00

      DTC or Fed Book Entry                          $12.00

      New York Physical Settlements                  $25.00

      PTC Purchase, Sale Deposit or Withdrawal       $16.00

      Global Trades

      Group A & B       Group C      Group D     Group E & F     Group G
      ------------------------------------------------------------------
          $25             $40          $50           $70          $150

III.  OPTIONS

      Option charge for each option written or
      closing contract, per issue, per broker             $25.00

      Option expiration charge, per issue, per broker     $15.00

      Option exercised charge, per issue, per broker      $15.00

IV.   SPECIAL SERVICES

      Fees for activities of a non-recurring nature such as fund consolidations or reorganizations, extraordinary security shipments and the preparation of special reports will be subject to negotiation. Fees for tax accounting/recordkeeping for options, financial futures, and other special items will be negotiated separately.

V.    EARNINGS CREDIT

      A balance credit equal to 75% of the 90 day CD rate in effect the last business day of each month will be applied to the Custodian Demand Deposit Account balance of each fund, net of check redemption service overdrafts, on a pro-rated basis against the fund's custodian fee, excluding out-of-pocket expenses. The balance credit will be cumulative and carried forward each month. Any excess credit remaining at year-end (December 31) will not be carried forward.

VI.   OUT-OF-POCKET EXPENSES

      A billing for the recovery of applicable out-of-pocket expenses will be made as of the end of each month. Out-of-pocket expenses include, but are not limited to the following:

      Telephone                                       Transfer Fees
      Wire Charges ($5.00 per wire in and $5.25 out)  Sub-custodian Charges
      Postage and Insurance                           Price Waterhouse Audit Letter
      Courier Service                                 Federal Reserve Fee for Return Check
      Duplicating                                     items over $2,500-- $4.25 each
      Legal Fees                                      GNMA Transfer-- $15.00 each
      Supplies Related to Fund Records                Stamp Duties
      Rush Transfer--$8.00 each                       Registration Fees

Scudder Complex of Funds
(as listed in Schedule A)                 STATE STREET BANK & TRUST COMPANY
-----------------------------------       --------------------------------------


By /s/ Pamela A. McGrath                  By: /s/ [Illegible]
   --------------------------------           ----------------------------------

Title: Treasurer and Vice President       Title: VICE PRESIDENT
       ----------------------------              -------------------------------

Date: August 1, 1994                      Date: July 27, 1994
      -----------------------------             --------------------------------

                            Scudder Complex of Funds

                                   Schedule A

      Fund                                          Estimated Effective Date
      ----                                          ------------------------

      Scudder California Tax Free                   8/1/94
      Scudder Cash Investment Trust                 8/1/94
      Scudder U.S. Treasury Money                   8/1/94
      Scudder Limited Term Tax Free                 8/1/94
      Scudder Mass Limited Term Tax Free            8/1/94
      SFI Managed Cash                              8/1/94
      SFI Managed Federal Securities                8/1/94
      SFI Managed Government Securities             8/1/94
      SIFI Cash                                     8/1/94
      SiFI Federal                                  8/1/94
      SIFI Government                               8/1/94
      Scudder Variable Life Balanced                8/1/94
      Scudder Variable Life Growth & Income         8/1/94
      Scudder Variable Life Capital Growth          8/1/94
      Scudder Variable Life International           8/1/94
      Scudder Variable Life Bond                    8/1/94
      Scudder Variable Life Money Market            8/1/94
      SFI Managed Tax Free                          8/15/94
      SIFI Tax Free                                 8/15/94
      Scudder California Tax Free Money             9/15/94
      Scudder Growth & Income                       9/15/94
      SFI Managed Intermediate Government           9/15/94
      Scudder Tax Free Money Fund                   9/15/94
      Scudder New York Tax Free Money               9/15/94
      Scudder Ohio Tax Free                         10/1/94
      Scudder Pennsylvania Tax Free                 10/1/94
      Scudder GNMA                                  10/1/94
      Scudder Massachusetts Tax Free                10/1/94
      Scudder New York Tax Free                     10/1/94
      Scudder Capital Growth                        10/1/94
      Scudder Value                                 10/1/94
      Scudder Quality Growth                        10/1/94
      Scudder Medium Term Tax Free                  10/1/94
      Scudder Zero Coupon 2000                      10/1/94
      Scudder High Yield Tax Free                   10/15/94
      Scudder Managed Municipal Bond                10/15/94
      Scudder Balanced                              11/1/94
      Scudder Income                                11/1/94
      Scudder Global Fund                           1/1/95
      Scudder Gold                                  1/1/95
      Short Term Bond                               1/1/95
      AARP Balanced Stock & Bond                    3/1/95
      AARP Capital Growth                           3/1/95
      AARP GNMA                                     3/1/95
      AARP Growth & Income                          3/1/95
      AARP High Quality Bond                        3/1/95
      AARP High Quality Money                       3/1/95
      AARP HQ Tax Free Money                        3/1/95
      AARP Ins TF General Bond                      3/1/95
      First Iberian                                 4/1/95